UNITED STATES
  SECURITIES AND EXCHANGE COMMISSION
  WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 20, 2019

BK Technologies, Inc.

__________________________________________

(Exact name of registrant as specified in its charter)

Nevada	001-32644	59-3486297
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7100 Technology Drive, West Melbourne, FL		32904
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(321) 984-1414

N/A

______________________________________________
  Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [  ]

Item 5.02
Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 20, 2019, the Company entered into employment agreements with the Company’s executive officers (collectively, the “Employment Agreements”): (i) Timothy A. Vitou, President; (ii) William P. Kelly, Executive Vice President, Chief Financial Officer and Secretary; (iii) Randy Willis, Chief Operating Officer; and (iv) James R. Holthaus, Chief Technology Officer. The Employment Agreements provide for an annual base salary of $275,000 for Mr. Vitou and $215,000 for each of Messrs. Kelly, Willis and Holthaus. Each executive will be eligible for performance-based compensation in the form of an annual bonus, payable in cash or through equity in the Company, as determined by the Compensation Committee, and subject to the achievement of performance metrics and other criteria as determined by the Compensation Committee.

The Employment Agreements provide for severance payments in the event the executive’s employment is terminated by the Company without “cause.” Each executive will be entitled to an amount equal to six months (twelve months for Mr. Vitou) of their base salary in effect at the time of termination or the original base salary set forth in their respective Employment Agreement, whichever is greater. Messrs. Vitou and Kelly will not be entitled to severance payments if, in connection with their termination without “cause,” they are entitled to receive a payment under their respective Executive Change of Control Agreement with the Company, which agreements have been previously filed with the Securities and Exchange Commission.

Any severance payable to an executive under his Employment Agreement will be paid by the Company over a twelve-month period in accordance with the Company’s normal payroll practices and subject to applicable law. None of the executives will be entitled to severance payments in the event he is terminated for “cause.” For purposes of the Employment Agreements, “cause” will exist if the executive (i) acts dishonestly or incompetently or engages in willful misconduct in performance of his executive duties, (ii) breaches the executive’s fiduciary duties owed to the Company, (iii) intentionally fails to perform duties assigned to him, (iv) is convicted or enters a plea of guilty or nolo contendere with respect to any felony crime involving dishonesty or moral turpitude, and/or (v) breaches his obligations under his Employment Agreement.

The executives will also be eligible to participate in the Company’s benefit plans. The Employment Agreements contain customary non-competition and non-solicitation covenants.

The foregoing description of the Employment Agreements is a summary only, does not purport to be complete, and is qualified in its entirety by reference to the full text of the Employment Agreements, copies of which are included as Exhibits 10.1 through 10.4 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01            Financial Statements and Exhibits.

(d)
Exhibits.

10.1	Employment Agreement, executed March 20, 2019, by and between the Company and Timothy A. Vitou.
10.2	Employment Agreement, executed March 20, 2019, by and between the Company and William P. Kelly.
10.3	Employment Agreement, executed March 20, 2019, by and between the Company and Randy Willis.
10.4	Employment Agreement, executed March 20, 2019, by and between the Company and James R. Holthaus.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BK TECHNOLOGIES, INC.

By:	/s/ William P. Kelly
William P. Kelly
Executive Vice President and Chief Financial Officer
Date: March 21, 2019